Exhibit 99.2

NeuLion offers solutions that power the highest quality digital experiences for live and on-demand content up to 4K anywhere, on any device. Through its end-to-end technology platform, NeuLion enables digital content management, distribution and monetization across the entire ecosystem — content owners, content creators and consumers. The company’s complete OTT and TVE solution reduces complexities for content rights holders, speeds time to market and enables scalability. GROWTH INITIATIVES • Land new clients • Expand existing relationships • Enhance technology and product offerings • Strategic partnerships and acquisitions INVESTMENT HIGHLIGHTS • Enormous industry tailwinds and market opportunity • Proprietary, turnkey, end-to-end, cloud-based configurable solution • Large, well-known blue-chip customer base • Compelling financial metrics • Respected and experienced leadership team Investor Factsheet neulion.com May 2017 EMPOWERING THE ECOSYSTEM KEY FINANCIAL METRICS BLUE CHIP CUSTOMER BASE Sports & TVE Revenue Adjusted EBITDA(1) Multi-Screen OTT & TVE Platform Consumer Electronic Licensing Professional Content Tools & Technologies Consumer Software Technology Value Chain Consumer Electronics From content creators and providers to technology and consumer electronics (1) Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation, acquisition-related expenses, listing-related expenses, purchase price accounting adjustments, impairment of intangibles, discount on convertible note, loss on dissolution of majority-owned subsidiary, gain on revaluation of convertible note derivative, investment income/expense and foreign exchange gain/loss (2) Includes $9.0M to purchase Saffron Digital, $5.1M stock repurchases and $7.3M to purchase new office building 2012 2013 2014 2015 2016 2012 2013 2014 2015 2016 2012 2013 2014 2015 2016(2) $40 $10 $20 $5 $- $- $- $(5.0) $100 $25 $35 $30 $25 $20 $15 $10 $5 $(5) $(10) $30 $45 $40 (in millions) (in millions) (in millions) $80 $20 $60 $15 Working Capital $39.0 $47.1 $55.5 $94.0 $99.8 4YR CAGR 26.5% $(3.3) $(2.5) $3.6 $(5.5) $8.4 $7.1 $24.7 $14.4 $38.6 $22.7